Exhibit 99.1

MCEWEN MINING Q1 2017 OPERATING & FINANCIAL RESULTS CONFERENCE CALL

TORONTO, May 3, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that senior management will be hosting a conference call to discuss our Q1 2017 financial results and project developments on Thursday May 4th, 2017 at 11:00 am EDT. For dial-in, webcast and replay details see below:

McEwen Mining will be hosting a conference call to discuss the

Q1 2017 results and project developments

Q1 2017 Conference Call Details

Date: Thursday, May 4, 2017,  Time: 11:00 am EDT

Webcast

http://edge.media-server.com/m/p/j7quncwr

Telephone

Participant Dial-in numbers: 844-630-9911 (North America)/ 210-229-8828 (International)

Conference ID: 16037372

Replay

From: 05/04/2017 14:00 EDT,  To: 05/11/2017 14:00 EDT

Dial-in numbers: 855-859-2056 (North America)/ 404-537-3406 (International)

Conference ID:  16037372

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations 647-258-0395 ext. 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development 647-258-0395 ext. 390 cd@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada, M5H 1J9 1-866-441-0690 Twitter twitter.com/mcewenmining